Exhibit 10.6

EXECUTION VERSION

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

This AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (this
“Amendment”), dated as of August 7, 2017 (the “Effective Date”), is made by and between Discovery Communications, Inc., a Delaware corporation (the “Company”), and Advance/Newhouse Programming Partnership, a New York general partnership (“ANPP”), to amend the terms and conditions of that certain Registration Rights Agreement, dated as of September 17, 2008, between the Company and ANPP (as previously modified or supplemented, the “Original Agreement”).

R E C I T A L S:

WHEREAS, immediately prior to the Effective Date, ANPP owned shares of the Company’s Series A Convertible Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), which represented all of the issued and outstanding shares of Series A Preferred Stock;

WHEREAS, immediately prior to the Effective Date, ANPP owned shares of the Company’s Series C Convertible Participating Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock,” and together with the Series A Preferred Stock, the “Old Preferred Stock”), which represented all of the issued and outstanding shares of Series C Preferred Stock;

WHEREAS, the Company and ANPP have entered into a Preferred Share Exchange Agreement, dated as of July 30, 2017 (the “Exchange Agreement”), pursuant to which ANPP has agreed to transfer all of the shares of Old Preferred Stock to the Company in exchange for the issuance to ANPP of (i) shares of the Company’s Series A-1 Convertible Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred Stock”) and (ii) shares of the Company’s Series C-1 Convertible Preferred Stock (the “Series C-1 Preferred Stock,” and together with the Series A-1 Preferred Stock, the “New Preferred Stock”), on the terms and conditions set forth in the Exchange Agreement (the “Exchange”);

WHEREAS, (i) shares of Series A Preferred Stock and Series A-1 Preferred Stock are convertible into shares of the Company’s Series A common stock, par value $0.01 per share (the “Series A Common Stock”), and (ii) shares of Series C Preferred Stock and Series C-1 Preferred Stock are convertible into shares of the Company’s Series C common stock, par value $0.01 per share (the “Series C Common Stock”);

WHEREAS, on the terms and conditions set forth in the Original Agreement, the Company agreed to grant registration rights with respect to the shares of Series A Common Stock and Series C Common Stock into which the Series A Preferred Stock and the Series C Preferred Stock, respectively, are convertible; and

WHEREAS, the parties desire to amend the Original Agreement pursuant to Section
5.08 thereof so that such registration rights will apply with respect to shares of Series A Common Stock and Series C Common Stock issued or issuable upon conversion of the New Preferred Stock in lieu of the Old Preferred Stock.

NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and of the mutual agreements set forth herein and in the Original Agreement, and other good, sufficient and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and do hereby agree as follows:

Section 1.    Amendments. The Original Agreement shall hereby be amended as follows:

(a)    The following recital shall be added to the end of the recitals in the Original Agreement:

“WHEREAS, New DHC and ANPP have subsequently entered into a Preferred Share Exchange Agreement, dated as of July 30, 2017 (the “Exchange Agreement”), pursuant to which ANPP has agreed to transfer all of the shares of Series A Preferred Stock to New DHC in exchange for the issuance to ANPP of
(i) shares of New DHC’s Series A-1 Convertible Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred Stock”) and (ii) shares of New DHC’s Series C-1 Convertible Preferred Stock (the “Series C-1 Preferred Stock,” and together with the Series A-1 Preferred Stock, the “New Preferred Stock”) to ANPP, on the terms and conditions set forth in the Exchange Agreement.”

(b)    All references in the Original Agreement to “Series A Preferred Stock” shall be amended to refer instead to “Series A-1 Preferred Stock.”

(c)    All references in the Original Agreement to “Series C Preferred Stock” shall be amended to refer instead to “Series C-1 Preferred Stock.”

(d)    All references in the Original Agreement to “Series A Preferred Stock Director” shall be amended to refer instead to “Series A-1 Preferred Stock Director.”

(e)    The definition of “Original Amount of Registrable Shares” in Section 1.01 of the Original Agreement is amended and restated as follows:

“Original Amount of Registrable Shares” means, at the date of determination, the sum of the number of Conversion Shares issued or issuable in respect of the New DHC Preferred Stock, without regard to any subsequent transfers of such shares by ANPP or any Permitted Transferee, including without limitation any transfer that causes such shares to cease to be Registrable Shares.

(f)    The definition of “Series A Preferred Stock Director” in Section 1.01 of the Original Agreement is amended and restated as follows:

“Series A-1 Preferred Stock Director” has the meaning set forth in the Certificate of Designation of the Series A-1 Preferred Stock, as amended from time to time.

Section 2.    Effect of this Amendment. It is the intent of the parties that this Amendment constitutes an amendment of the Original Agreement as contemplated by

Section 5.08 thereof. This Amendment shall be deemed effective as of the date hereof as if executed by both parties hereto on such date. Except as expressly provided in this Amendment, the terms of the Original Agreement remain in full force and effect.

Section 3. Counterparts. This Amendment may be executed in any number of counterparts, and each of such counterparts shall be for all purposes to be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

Section 4.    Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

Section 5.    Descriptive Headings. The captions herein are included for convenience of reference only, do not constitute a part of this Amendment and shall be ignored in the construction and interpretation hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

DISCOVERY COMMUNICATIONS, INC.

By: /s/ Gunnar Wiedenfels
Name: Gunnar Wiedenfels
Title: Chief Financial Officer

ADVANCE/NEWHOUSE PROGRAMMING PARTNERSHIP

By: A/NPP Holdings LLC, as Managing Partner

By: /s/ Steven A. Miron
Name: Steven A. Miron
Title: Chief Executive Officer

[Signature Page to Amendment No.1 to Registration Rights Agreement]